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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2007

COURTSIDE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32549 (Commission File Number)	20-2521288 (IRS Employer Identification No.)

1700 Broadway, 17th Floor, New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 641-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COURTSIDE ACQUISITION CORP. (“COURTSIDE”) IS HOLDING PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING COURTSIDE SECURITIES, REGARDING ITS ACQUISITION OF SUBSTANTIALLY ALL OF THE ASSETS OF AMERICAN COMMUNITY NEWSPAPERS LLC (“ACN”), AS DESCRIBED IN COURTSIDE’S CURRENT REPORT ON FORM 8-K DATED JANUARY 24, 2007. SUCH CURRENT REPORT AND THIS CURRENT REPORT, INCLUDING SOME OR ALL OF THE EXHIBITS THERETO OR HERETO, WILL BE MADE AVAILABLE TO PARTICIPANTS AT SUCH PRESENTATIONS.

EARLYBIRDCAPITAL, INC. (“EBC”), THE MANAGING UNDERWRITER OF COURTSIDE’S INITIAL PUBLIC OFFERING (“IPO”) CONSUMMATED IN JULY 2005, IS ASSISTING COURTSIDE IN THESE EFFORTS, WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET EXPENSES. COURTSIDE, ACN AND EBC AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICIATION OF PROXIES FOR THE SPECIAL MEETING OF COURTSIDE STOCKHOLDERS TO BE HELD TO APPROVE THE ACQUISITION.

STOCKHOLDERS OF COURTSIDE AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, COURTSIDE’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH COURTSIDE’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ COURTSIDE’S FINAL PROSPECTUS, DATED JUNE 30, 2005, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE COURTSIDE OFFICERS AND DIRECTORS AND OF EBC AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: COURTSIDE ACQUISITION CORP., 1700 BROADWAY, 17TH FLOOR, NEW YORK, N.Y. 10019. THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, MAY ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2007, Courtside Acquisition Corp. (“Courtside”) entered into an Asset Purchase Agreement (“Purchase Agreement”) with American Community Newspapers LLC (“ACN”) providing for the purchase by Courtside (or a subsidiary of Courtside to be formed for such purchase) of substantially all of ACN’s assets and the assumption by Courtside (or such subsidiary, without the release of Courtside from its obligations) of certain of ACN’s liabilities. ACN Holding LLC, the sole member of ACN, is also a party to the Purchase Agreement.

On May 2, 2007, the parties amended the Purchase Agreement to, among other things, make changes as a result of the acquisition by ACN on April 30, 2007, of the publishing and printing assets of C.M. Media, Inc. for approximately $44 million in cash (subject to a working capital adjustment). The transaction includes Columbus Monthly, The Other Paper, an alternative news and entertainment weekly, Suburban News Publications, a group of 22 community weekly newspapers, Columbus C.E.O., a monthly business magazine, and Columbus Bride, a twice annual bridal resource and tradeshow, as well as C.M. Printing and Columbus Custom Publishing. Combined and non-duplicated circulation for the group is approximately 410,000 households. These publications serve the Columbus and Central Ohio communities located within the nation’s 32nd largest MSA (metropolitan statistical area) comprised of Franklin, Delaware, Union, Fairfield, Madison, Licking and Pickaway Counties.

The original purchase price for the proposed acquisition of ACN (prior to the C.M. Media acquisition by ACN) was $165 million in cash with Courtside also agreeing to pay up to an additional $15 million in cash if newspaper cash flow for 2008 ranges from $19 million (at which level the contingent payment is $1 million) to $21 million or greater (at which level the contingent payment will be $15 million). In addition, if the Courtside stock price exceeds $8.50 per share for a specified period before July 7, 2009, ACN will receive an additional payment of $10 million.

The terms of the Courtside acquisition have been amended to decrease the base purchase price by $5 million to $160 million and to provide for an increase in the purchase price by an amount equal to ACN’s cost for C.M. Media (approximately $44 million, to be adjusted for working capital and ACN transaction costs). Accordingly, the purchase price for ACN will be approximately $204 million. The consideration will be payable in $191.5 million of cash and $12.5 million of Courtside stock (unless ACN purchases Courtside’s stock in the market, in which case the cash portion of the purchase price will be correspondingly adjusted upwards). The earn out provisions remain the same.

The cost of the ACN acquisition (including a provision for estimated working capital adjustments and transaction costs) will be financed by Courtside with cash on hand, including approximately $78 million held in trust for the exclusive use of effectuating the business combination, and acquisition financing of up to $140 million for which commitments are being received from BMO Capital Markets, acting as Sole Book

Runner and Lead Arranger. BMO Capital Markets served as principal financial advisor to Courtside in the transaction.

Courtside has received an opinion from Capitalink L.C., an independent investment banking firm, that the purchase price is fair, from a financial point of view, to Courtside’s stockholders. The transaction is subject to Courtside’s receiving stockholder approval of the transaction and customary closing conditions. The transaction is expected to close in the second quarter of 2007. Following the closing of the transaction, Courtside will be renamed American Community Newspapers Inc. and its securities are expected to trade on the American Stock Exchange.

Press Release

Courtside is filing the attached press release (Exhibit 99.1 to this Form 8-K) as Regulation FD Disclosure material.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
(c)	Exhibits:

Exhibit	Description
10.1

Amendment dated May 2, 2007, to Purchase Agreement dated as of January 24, 2007 among Courtside Acquisition Corp., American Community Newspapers LLC and, solely for purposes of Section 2.22 thereof, ACN Holding LLC.

99.1	Press release of Courtside Acquisition Corp. dated May 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 3, 2007

COURTSIDE ACQUISITION CORP.
By: /s/ Richard D. Goldstein
Name: Richard D. Goldstein Title: Chairman and Chief Executive Officer